Exhibit 99.1

EQUITY INTERESTS PURCHASE AGREEMENT
This EQUITY INTERESTS PURCHASE AGREEMENT (this “Agreement”), dated as of September 27, 2019, is entered into by and among Weeden Investors L.P., a Delaware limited partnership (“LP”), Weeden Securities Corporation, a Delaware corporation (“GP” and together with LP, each, a “Seller” and collectively, the “Sellers”), and Siebert Financial Corp., a New York corporation (the “Purchaser”).  Each of the Sellers and the Purchaser may be referred to herein as a “Party” and collectively, as the “Parties”).

RECITALS

WHEREAS, Weeden Prime Services, LLC (formerly known as Saxis Group LLC) a Delaware limited liability company (“Weeden”), a broker dealer registered with the SEC is a prime brokerage offering brokerage services in accounts maintained with third-party clearing brokers on a fully disclosed basis, and providing a platform of prime brokerage services and technology that allows its customers to aggregate positions from multiple primer brokers as well as real-time intraday performance, risk and other analytics, in each case, related to the prime brokerage business using proprietary systems (the “Weeden Business”); and

WHEREAS, the Sellers are the sole members of Weeden and collectively own 100% of the issued and outstanding equity interests thereof (the “Weeden Interests”); and

WHEREAS, upon the terms set forth in this Agreement, at the Closing (defined below), the Purchaser is purchasing from the Sellers, and the Sellers are selling to the Purchaser, 100% of the Weeden Interests; and

WHEREAS, the Closing shall be subject to the approval by FINRA of Weeden’s Continuing Membership Application pursuant to NASD Rule 1017(c) in order to provide advance notice of the change in ownership and change in control as contemplated hereby.

NOW, THEREFORE, in consideration of the mutual promises, covenants and warranties made in this Agreement and of the mutual benefits to be derived therefrom, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

ARTICLE 1
SALE AND PURCHASE OF WEEDEN INTERESTS
1.1 Sale and Purchase of Weeden Interests.  Upon the terms and subject to the conditions of this Agreement, at the Closing (defined below), the Purchaser shall purchase from the Sellers, and the Sellers shall sell, assign, transfer, convey and deliver to Purchaser, legal and beneficial ownership of the Weeden Interests, free and clear of all Liens (defined below), aside from (i) generally applicable transfer restrictions under (A) applicable Law (defined below) related to federal and state securities, and (B) general business-organization laws of the applicable jurisdiction of formation; (ii) Liens caused or created by Purchaser; and (iii) inchoate statutory Liens for taxes that are not yet due and payable.

1.2 Purchase Price; Deposit.
 (a) On the terms and subject to the conditions set forth herein, the consideration to be paid by Purchaser to Seller for the Weeden Interests at the Closing shall be seven million one hundred twenty four thousand nine hundred ninety six dollars and twenty nine cents ($7,124,996.29) (the “Purchase Price”).
 (b) Deposit.  Upon execution of this Agreement, the Purchaser shall deliver to Citibank N.A., (the “Deposit Escrow Agent”), a deposit in the amount of two million dollars ($2,000,000.00) (the “Deposit”).  The Deposit Escrow Agent shall hold the Deposit in a non-interest bearing account pursuant to an escrow agreement in form and substance mutually agreeable to the Parties and executed concurrent with this Agreement.
(c)     Release of Deposit Upon Closing.  Upon the Closing of this Agreement, the Deposit shall be paid to LP in partial satisfaction of the Purchase Price.  Upon the Closing, the Escrow Agent shall pay and disburse the Deposit to LP.
(d)     Release of Deposit if no Closing Occurs.

(i)    Release to Seller.  If the Closing is not completed within 31 days after receiving the FINRA Approval (as defined herein) and approval by the Commodity Futures Trading Commission and the National Futures Association (in each case, as may be legally required), the date on which all such approvals are received referred to herein as the “Termination Date,” for any reason, other than a Seller Breach (as defined in subsection (ii) below), the Deposit Escrow Agent, shall pay and disburse the Deposit to the LP, and the Purchaser shall provide such irrevocable instructions as may be required to the Deposit Escrow Agent to make such disbursement, and this Agreement shall terminate pursuant to Section 7.1 hereof.

(ii)    Release to Purchaser.  If the Closing is not completed by the Termination Date solely as a result of a material breach of, or material failure to comply with, any of the terms of this Agreement by either or both the Sellers, which such breach was not caused by a breach or failure to comply with the terms of this Agreement by the Purchaser, and the Purchaser is no material breach of this Agreement and has not materially failed to comply with this Agreement (in such circumstances, a breach by a Seller, a “Seller Breach”), then the Escrow Agent shall pay and disburse the Deposit to the Purchaser.

1.3 Closing.  The consummation (the “Closing”) of the transactions contemplated herein (the “Transaction”) shall take place as soon as reasonably practicable, but no later than the last business day of the month during which all of the conditions to Closing set forth in Article V, have been satisfied or waived (by the applicable Party) via electronic exchange of signatures or at such other time or place as the Parties may agree in writing (the date on which the Closing takes place being the “Closing Date”).  The Closing of the Transaction will occur remotely, upon the exchange of signature pages to this Agreement.
1.4 Payment of Purchase Price.  Subject to and upon the terms and conditions of this Agreement and in reliance on the representations, warranties and covenants of the Sellers made herein, on the Closing Date the Purchaser shall deliver the Purchase Price to LP as follows:

 (a) Purchaser shall deliver to the Deposit Escrow Agent irrevocable instructions to release the Deposit to Seller of immediately available funds; and
 (b) Purchaser shall deliver to LP, by wire transfer of immediately available funds to the account specified by LP in writing to the Purchaser, five million one hundred twenty four thousand nine hundred ninety six dollars and twenty nine cents ($5,124,996.29)  (the “Adjusted Purchase Price”), representing the balance of the Purchase Price.
ARTICLE 2
COVENANTS
2.1 Pre-Closing Covenants.  The Parties agree as follows with respect to the period between the date of this Agreement (the “Effective Date”) and the Closing Date:
 (a) FINRA Approval.  The Parties acknowledge that the acquisition of the Weeden Interests contemplated by this Agreement is subject to the approval of FINRA pursuant to FINRA Rule 1017 (the “FINRA Approval”) and agree as follows:
(i)    Filing of CMA Application.  Purchaser and Sellers shall prepare and file an application with FINRA (the “CMA Application”) seeking FINRA Approval of the change in ownership of Weeden contemplated by this Agreement.  The CMA Application shall be filed as soon as practicable after the Effective Date.  The Parties hereto agree to use their good faith efforts to obtain the FINRA Approval and to respond as expeditiously as practicable to any requests from FINRA or from each other in connection with the CMA Application.  Notwithstanding anything to the contrary contained herein, all fees and expenses associated with the preparation of the relevant CMA Application and any filings as may be legally required  by the Commodity Futures Trading Commission and/or the National Futures Association (including, without limitation, Purchaser’s legal fees and filing fees) shall be borne by the Purchaser.  Any legal fees associated with the assistance and/or review of such filing by the Sellers’ legal counsel shall be borne by the Sellers.

(ii)    Access to Information.  From the Effective Date until the earlier to occur of the Closing or the Termination of this Agreement, the Sellers shall, and shall cause Weeden to, use commercially reasonable efforts to afford to Purchaser and Purchaser's representatives access, at reasonable times and in a manner as shall not unreasonably interfere with the business or operations of Weeden, to such officers, employees, accountants, agents, properties, offices and other facilities of Weeden and to such books, records, customer accounts, contracts and other assets of Weeden, in each case, that are reasonably necessary for the Purchaser’s review, and the Sellers shall, and shall cause Weeden to, use commercially reasonable efforts to furnish promptly to Purchaser such other information concerning the business and properties of Weeden as Purchaser may reasonably request from time to time.  For the avoidance of doubt, all information provided hereunder shall be subject to the confidentiality provisions set forth in Section 2.4 herein.

 (b) Preservation of Accounts.  Sellers shall not, and shall cause Weeden not to, close any checking accounts or bank accounts under Sellers’ or Weeden’s control related to Weeden’s net capital requirements under the SEC’s Rule 15c3-1 and under Weeden’s FINRA membership agreement (the “Net Capital Requirements”), and Sellers shall use commercially reasonable efforts to take all necessary action and execute such documents and instruments so as to transfer control of such accounts to Purchaser effective as of the Closing Date.  In connection with maintaining such accounts, Sellers shall cause Weeden to take all reasonably necessary action to have such persons as may be requested by Purchaser and legally permissible given signature authority over such accounts requested or removed from such accounts from and after the Closing Date.

 (c) Taxes.  Sellers shall, and shall cause Weeden to, prepare and timely file any applicable tax returns due prior to the Closing Date.  Such tax returns shall be prepared in a manner consistent with Weeden’s prior practice consistent with applicable law.  Sellers shall be responsible for all taxes due and owing as of the Closing Date (other than any taxes of Weeden (imposed at the entity-level) attributable to the period commencing on the day after the date of the Closing Focus Report balance sheet and ending on the Closing Date).
 (d) Registrations; Regulatory Matters.
  (i) The Sellers shall use commercially reasonable efforts to maintain (A) Weeden’s registration as a registered “broker-dealer” under the Exchange Act and under the laws of each state in which Weeden is registered as a broker-dealer and (B) Weeden’s membership in FINRA and each other SRO necessary for the operation of its business.
  (ii) The Sellers shall cause Weeden: (A) to use commercially reasonable efforts to take action to maintain its broker-dealer licenses, memberships or registrations necessary or desirable in the normal conduct of its business; (B) to use commercially reasonable efforts to comply with all rules and regulations of the SEC and FINRA applicable to it (including such rules and regulations dealing with Net Capital Requirements) and, to the extent applicable, all similar, equivalent or comparable state or foreign statutes, rules, regulations and other regulatory requirements, including all state “blue-sky” laws, (C) to deliver to Purchaser a copy of each Focus Report filed with the SEC and (D) to, to the extent legally permissible, promptly deliver copies of each material notice or other material correspondence received from the SEC, FINRA or other SRO (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation by such agency regarding financial or other operational results of Weeden.
 (e) Conduct of Business.  Sellers shall cause Weeden to conduct its business in accordance with its ordinary and usual course of business and in compliance with the Securities Act of 1933, as amended and the Exchange Act; to preserve Weeden’s business organization; not to take any action that is intended to discourage any employees, customers, clients, suppliers or others having a business relationship with Weeden from maintaining the same business relationships with Weeden; to maintain Weeden’s books and records in compliance with the Exchange Act; and to refrain from causing Weeden to take any of the following actions without the prior written consent of the Purchaser, except as may be required by Law, in each case except as expressly anticipated by or permitted by this Agreement:
  (i)     Incur any debt, liability or obligation, direct or indirect, whether accrued, absolute, contingent or otherwise, other than current liabilities incurred in the ordinary and usual course of its business, or pay any debt, liability or obligation of any kind other than such current liabilities and current maturities of existing long-term debt;

  (ii)    Assume, guarantee, endorse or otherwise become responsible for the obligations of any other individual, firm or corporation or make any loans or advances to any individual, firm or corporation, other than loans and advances made in the ordinary and usual course of its business which are not for the purposes of meeting Weeden’s Net Capital Requirements.  Make any direct or indirect redemption, purchase or other acquisition of any equity interests of Weeden, allocate or pay any distribution (whether in cash, capital stock or property) with respect to Weeden’s equity interests;

  (iii)    Lease, mortgage, pledge or otherwise encumber any of Weeden’s properties or assets outside of the ordinary course of business;

  (iv)    Sell, lease, transfer or dispose of any of Weeden’s properties or assets outside of the ordinary course of business;

  (v)    Waive or release any rights of material value, or cancel, compromise, release or assign any indebtedness owed to Weeden or any claims held by Weeden, in each case, except in the ordinary course of Weeden’s business;

  (vi)    Make any investment of a capital nature either by purchase of stock or securities, contributions to capital, property transfers or otherwise, or by the purchase of any property or assets of any other individual, firm or corporation, other than in the ordinary and usual course of its business;

  (vii)    Amend Weeden’s limited liability company operating agreement in effect as of the Effective Date (the “Operating Agreement”), except as may be required to evidence the ownership of the LP and GP of the Weeden Interests;

  (viii)    Increase in any manner the compensation or fringe benefits of any of Weeden’s officers, employees or associated persons or including any increase of pension or retirement allowance, life insurance premiums or other benefit payments to any such officers, employees or associated persons, or commit itself to any employment agreement or employment arrangement with or for the benefit of any officer, employee or associated persons or other person, except as contemplated by this Agreement or as may be paid prior to the Closing;

  (ix)    Issue or sell any Weeden equity interests or other Weeden securities, or grant or enter into any option, warrant, call or commitment with respect to any securities of Weeden;

  (x)    Merge or consolidate with, or purchase a substantial portion of the assets of, or by any other manner acquire or combine with any business or any corporation, partnership, limited liability company, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets which are material to Weeden or its business, financial condition or results of operations;

  (xi) Organize any new subsidiary, acquire any capital stock or other equity securities of any corporation or acquire any equity or ownership interest in any business;
  (xii) Prepay any obligation having a fixed maturity of more than ninety (90) days from the date such obligation was issued or incurred outside of the ordinary course of business;
  (xiii) Amend, modify or renew any clearing agreements to which Weeden is a party outside of the ordinary course of business; or
  (xiv) Enter into an agreement to do any of the things described in foregoing clauses.
 (f) Publicity.  Promptly following execution and delivery of this Agreement, the Parties shall jointly issue a press release in the form approved by the Parties, such approval not to be unreasonably withheld or delayed. Except for such press release, neither Party will, and Sellers will ensure that Weeden will not, issue any press release or otherwise make any public statement with respect to the transactions contemplated hereby without the prior written consent of the other Party hereto, except for such public announcements required to be made by Purchaser in accordance with its public reporting requirements under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Notwithstanding the foregoing, nothing herein shall restrict the Sellers or Purchaser from disclosing the Closing of the transactions contemplated hereby and key financial information relating thereto on a confidential basis to existing and prospective investors or partners or members of the Sellers or the Purchasers, as the case may be.
 (g) No Shop.  During the period from the Effective Date to the Closing Date or termination of this Agreement, the Sellers will not, and will cause Weeden and its representatives not to: (i) solicit or initiate any proposal or offer from any person relating to the acquisition of any equity interests, capital stock or other voting securities, or any substantial portion of the assets, of Weeden (including any acquisition structured as a merger, consolidation, or exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any person whom Weeden or the Sellers or their respective affiliates knows, or has substantial reason to believe, would have any interest in participating in such a transaction, to do or seek any of the foregoing.  Sellers will not vote their Weeden Interests in favor of any such acquisition. Sellers will notify Purchaser immediately if any person makes any written proposal, offer, inquiry, or contact with respect to any of the foregoing.

 (h) Commercially Reasonable Efforts. Subject to the terms and conditions of this Agreement, each Party will use its commercially reasonable efforts in good faith to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable under applicable Law to consummate the transactions contemplated by this Agreement, including using commercially reasonable efforts to accomplish the following: (i) the taking of all commercially reasonable acts necessary to cause the conditions to the Closing to be satisfied, (ii) the obtaining of all legally required approvals or consents from FINRA or any United States, foreign, national, federal, state, provincial, municipal, county, regional or local governmental or quasi-governmental or regulatory authority (including FINRA, the SEC, a national securities exchange or other self-regulatory organization), any political subdivision, agency, commission, authority, department, division or instrumentality thereof, any court, arbitral tribunal, arbitrator or other dispute mediator, or any other similar domestic or foreign entity (collectively, a “Governmental Entity”), and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, FINRA or any Governmental Entity, and (iii) the execution and delivery of any additional instruments reasonably necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.  Each Party shall also refrain from taking, directly or indirectly, any action contrary or inconsistent with the provisions of this Agreement, including action that would impair such Party's ability to consummate the transactions contemplated hereby.   Purchaser shall take (or cause to be taken) all commercially reasonable actions, and do (or cause to be done) all things commercially reasonable, necessary, proper or advisable, as determined by Purchaser, to obtain the financing necessary to consummate the transactions contemplated by this Agreement.  Notwithstanding anything to the contrary, nothing in this Agreement shall require, or be construed to require any Party to agree to, (i) sell, hold, divest, discontinue or limit any assets, businesses or interests; (ii) take any action that could reasonably be expected to result in a material adverse effect on Weeden, taken as a whole, or the incurrence of a material liability by the Sellers or their affiliates; (iii) make any material modification or waiver of the terms and conditions of this Agreement; or (iv) commence, prosecute, defend or settle any legal proceeding.
2.2 Post-Closing Covenants.
 (a) Cooperation.  At any time and from time to time after the Closing, the Sellers shall use commercially reasonable efforts to take such actions and shall execute, deliver and acknowledge such documents and instruments and do such further acts and things as may be reasonably requested by the Purchaser to effect the transactions contemplated hereby, and shall use their commercially reasonable efforts to assist Purchaser in connection with the preparation and filing of any documents, certificates or other documents reasonably necessary for the continued business operations of Weeden as conducted on the Closing Date.  Purchaser shall reimburse Sellers for their documented out-of-pocket costs with respect to the foregoing.
 (b) Prior Purchase Agreement.  Sellers acquired Weeden (formerly known as Saxis Group LLC) pursuant to an equity interests purchase agreement dated as of April 15, 2013 between the LP, Sohail Khalid and Saxon Prime Holdings, LLC (the “Prior Purchase Agreement”).  Purchaser agrees to cause Weeden to comply with certain informational and other covenants as required by such Prior Purchase Agreement related to certain Sellers’ obligations.  In furtherance and not in limitation of the foregoing:
(i)     Following the Closing, Weeden and Purchaser shall be responsible for the defense of, and any and all obligations or any and all costs, losses, Claims (as defined below), liabilities, fines, penalties, damages and expenses which are caused by, or arising out of, of any of the following:

   (A) claims asserted by Sohail Khalid or his affiliates with respect to a Contingent Payment, as defined in the Prior Purchase Agreement (including for any period on or before the Closing Date);
   (B) claims asserted by Sohail Khalid or his affiliates with respect to any amounts claimed to be due and payable pursuant to the Saxis Liquidity Event (as defined in the Prior Purchase Agreement) constituted by the transactions contemplated hereby; and
   (C) claims asserted by Sohail Khalid or his affiliates at any time related to future Saxis Liquidity Events or a Contingent Payment for any period which ended following the Closing Date.
  (ii)  Future Obligations.  The Purchaser hereby agrees to cause the Purchaser or Weeden (pursuant to the applicable provisions of the Prior Purchase Agreement) to:
   (A) prepare and deliver the Contingent Payment Income Statement (as defined in the Prior Purchase Agreement) in accordance with Section 1.5 of the Prior Purchase Agreement;
   (B) to pay any Contingent Quarterly Payment (as defined in the Prior Purchase Agreement) which may become due and payable for any period which ended following the Closing Date in accordance with Section 1.5 of the Prior Purchase Agreement; and
   (C) provide information required by Section 4.7 of the Prior Purchase Agreement to Sohail Khalid and pay Sohail Khalid, any consideration owed with respect to any future Saxis Liquidity Event that occurs at any time following the Closing Date.
For the avoidance of doubt, Sellers will have no obligations with respect to the items set forth in this subsection (b).

 (c) Privileged Records.  The Purchaser agrees that the Sellers shall retain all originals and all copies of all contracts and documents of or pertaining to Weeden, other than any such contracts and documents that are Books and Records as defined in Section 5.2(viii) and to the extent that such contracts and documents were prepared on behalf of Sellers or Weeden in connection with the transactions contemplated hereby, including bids received from other parties and analyses relating to Weeden (collectively, “Privileged Records”).  Purchaser further agrees that, as to those Privileged Records consisting of communications among Finn Dixon & Herling LLP, on the one hand, and the Sellers, Weeden or their representatives, on the other hand, that relate in any way to the transactions contemplated by this Agreement, the attorney-client privilege and the expectation of client confidence belongs to the Sellers and may be controlled by such party and will not pass to or be claimed by Purchaser.  All privilege between Weeden on the one hand, and Finn Dixon & Herling LLP, on the other hand, shall be retained by the Sellers.  The foregoing notwithstanding, Weeden and Sellers agree to waive such privilege to the extent required for Purchaser to (i) comply with any applicable filings or reporting requirements with any Governmental Agencies which require such Privileged Records, or (ii) to perform any covenants listed under Section 2.2(b) above.

 (d) Sellers’ Access.  From and after the Closing Date, Purchaser shall use its commercially reasonable efforts to cause Weeden to afford the Sellers and their counsel, accountants and other authorized representatives, upon reasonable prior notice, reasonable access during normal business hours to the Weeden premises and such information with respect to Weeden for the period prior to the Closing Date, that either Seller reasonably deems necessary, in connection with the preparation of any report or tax return required to be filed by either Seller under applicable Law or otherwise (but so as not to unduly disrupt the normal course of operations of Weeden), including preparing or defending any tax return and any interim or annual report or other accounting statements.  The Purchaser shall use its commercially reasonable efforts to cause  personnel of Purchaser and Weeden to reasonably assist Sellers in the preparation of tax returns relating to any pre-Closing tax period.  Sellers shall reimburse any documented out-of-pocket expenses incurred by Weeden in providing any assistance to Sellers in preparing any tax return
 (e) Conduct of Operations.  From and after the Closing Date, Purchaser shall use its commercially reasonable efforts to cause Weeden and its employees to conduct operations in such a manner as to avoid the potential assertion against either Seller of any claims with respect to any plant or mass layoff closing law applicable to Weeden.
 (f) Taxes.  Sellers shall prepare and timely file any applicable income tax returns due after the Closing Date for tax periods up to and including the Closing Date and shall control the conduct of any tax audit of any such tax returns.  Such tax returns shall be prepared consistent with applicable law.  Purchaser shall be responsible for the preparation and filing of any other tax returns of Weeden due after the Closing Date.  The Parties hereto shall provide such necessary information as any other Party hereto may reasonably request in connection with the preparation of such Party’s tax returns, or to respond to or contest any audit, prosecute any claim for refund or credit or otherwise satisfy any requirements relating to taxes.  Purchaser shall be responsible for any entity-level taxes of Weeden accrued with respect to the period commencing on the day after  the date of the Closing Focus Report balance sheet and ending on the Closing Date.
 (g) Use of Name.  The Purchaser hereby acknowledges that, commencing  on the date that is the six (6) month anniversary of the Closing Date, the Purchaser will not be permitted to operate the Weeden Business under the “Weeden” name and/or variations thereof.  Upon the Closing, the Purchaser shall take all steps necessary to change Weeden’s entity name permanently to a name that does not include the word “Weeden” or any derivative or variation thereof.  None of the Purchaser, successors or its affiliates shall, directly or indirectly, thereafter use as its name or trade name any name which includes “Weeden”.   During the period until the six (6) months anniversary from the Closing Date, Purchaser shall cause Weeden to use the “Weeden” name in compliance with the License Agreement (as defined herein).
2.3 Non-Competition; Non-Solicitation.
 (a) For a period of three (3) years from the Closing Date, the Sellers will not, alone or in conjunction with any other person, own, manage, operate, join, have a financial interest in, control or participate in the ownership, management, operation or control of the Weeden Business anywhere in the United States, provided that the foregoing restriction shall not be construed to prohibit the Seller or any of its affiliates from the ownership, in the aggregate, of not more than five percent (5%) of any class of securities of any corporation which is engaged in any of the businesses or enterprises described above, having a class of securities registered pursuant to the Exchange Act which securities are publicly owned and regularly traded on any national exchange or in the over-the-counter market. Notwithstanding anything to the contrary contained herein, the Sellers’ ownership of equity interests in Pragma Weeden Holdings LLC and The Leuthold Group, LLC, or their assigns or successors, and/or involvement in the management of either or both, shall not be deemed a breach of this Section 2.3(a).

 (b) For a period of three (3) years from the Closing Date, the Sellers shall not, directly or indirectly, (i) solicit any then current employees of or consultants to Weeden to terminate his or her employment or consulting relationship with Weeden, aside from general solicitations not targeted at such employees or consultants, or (ii) cause or attempt to cause any client, customer or supplier, or any potential client, customer or supplier, of the Weeden Business as conducted on the Closing Date not to engage in business with the Purchaser or any part of the business of Weeden.
2.4 Confidentiality.  The Parties shall not, and shall cause their respective representatives and affiliates having access to information of the other Party that is confidential or proprietary to that Party (“Confidential Information”) not to, disclose to any other person or entity, or use, except for purposes of this Agreement (i.e., to consummate the Transaction), any Confidential Information of the other Parties.  For the avoidance of doubt, prior to the Closing (or if the Closing does not occur) the Sellers’ Confidential Information shall include all Confidential Information of Weeden.  Confidential Information includes not only written information, but information transferred orally, visually, electronically, or by any other means.  The term “Confidential Information” shall not include any information which: (i) is or becomes generally available to the public other than as a result of any breach of this Agreement by any of the Parties or their respective affiliates and representatives, (ii) becomes available to a Party on a non-confidential basis from a source not subject to any confidentiality requirements or (iii) is required to be publicly disclosed by Purchaser in accordance with the Purchaser’s public reporting obligations under the Exchange Act.  Notwithstanding the foregoing, nothing in this Section 2.4 shall limit or restrict the disclosure or use of any such Confidential Information, (i) as required by Law or a Governmental Entity or (ii) to any legal and accounting advisors or consultants retained by any such person for a bona fide purpose; provided, further, that, in the case of the foregoing subsection (ii), the person being requested to disclose such Confidential Information shall give prompt prior notice to the other Parties and cooperate with the other Parties to limit the scope of such disclosure and ensure that the Confidential Information shall be afforded confidential treatment.
ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF SELLERS
The Sellers hereby represent and warrant to the Purchaser, severally and not jointly, on a Pro Rata Basis (“Pro Rata Basis” means, with respect to GP, one percent (1%), and with respect to LP, ninety-nine percent (99%)), subject to the limitations set forth herein, that the statements contained in this Article 3 are accurate, true and complete as of the date of this Agreement in all material respects and will be accurate, true and correct in all material respects as of the Closing Date, unless such statement is made as of a specific date:

3.1 Organization and Qualification.
 (a) Weeden is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Weeden has all requisite limited liability company power and authority to own, lease and operate its assets and properties and to conduct its business as presently conducted.
 (b) The Seller has provided to the Purchaser complete and correct copies of Weeden’s Operating Agreement and certificate of formation filed with the Secretary of State of Delaware (the “Organizational Documents”) as presently in effect. Such Organizational Documents are in full force and effect.
3.2 Right and Title to Weeden Interests. The Sellers are collectively the record and beneficial holder of, and have good and valid title to, all of the Weeden Interests. The Sellers collectively hold, and upon completion of the Transaction will have delivered to the Purchaser, good and marketable title to the Weeden Interests, free and clear of any charge, lien, claim, deed of trust, pledge, security interest, occupancy right, option, right of first refusal or offer or other encumbrance of any kind, whether voluntary or involuntary (collectively, “Liens”), aside from (i) generally applicable transfer restrictions under (A) applicable Law related to federal and state securities, and (B) general business-organization laws of the applicable jurisdiction of formation; (ii) Liens caused or created by Purchaser; and (iii) inchoate statutory Liens for taxes that are not yet due and payable. The Sellers have not granted or agreed to grant any other person a right, whether absolute or contingent, to purchase or acquire any of the Weeden Interests, and no person (other than the Purchaser) has such right.  Upon delivery of payment of the Purchase Price for the Weeden Interests pursuant to this Agreement, Purchaser will receive good and valid title thereto free and clear of all Liens, aside from (i) generally applicable transfer restrictions under (A) applicable Law related to federal and state securities, and (B) general business-organization laws of the applicable jurisdiction of formation; (ii) Liens caused or created by Purchaser; and (iii) inchoate statutory Liens for taxes that are not yet due and payable.
3.3 Capitalization; Subsidiaries.
 (a) All equity interests of Weeden have been duly authorized and validly issued in accordance with applicable law, statute, ordinance, regulation, administrative interpretation, directive, policy, guidance, guideline, rule or other pronouncement having the effect of law of or by any Governmental Entity, including the rules, regulations and procedures promulgated by FINRA or the SEC applicable to Weeden or its business (collectively, “Law”). Other than the Weeden Interests, Weeden does not have any outstanding, authorized or issued membership interests, equity securities or ownership interests (including phantom interests) or other securities exercisable or exchangeable for or convertible into equity interests in Weeden. None of the Weeden Interests is certificated.
 (b) Aside from the Organizational Documents, there are no: (i) subscriptions, options, warrants, calls, conversion, exchange, purchase right or other written contracts or rights of any kind obligating any person to issue, transfer, sell or otherwise dispose of, or cause to be issued, transferred, sold or otherwise disposed of, any Weeden Interests or any securities convertible into or exchangeable for any Weeden Interests; (ii) partnership agreements, voting trusts, proxies or other contracts to which Weeden is a party, or by which Weeden is bound, relating to any of the Weeden Interests, the voting thereof or the nomination of any managers or directors of Weeden; (iii) obligations, contingent or otherwise, of Weeden to repurchase, redeem or otherwise acquire any equity interests in Weeden or any securities convertible into or exercisable or exchangeable for any equity interests in Weeden or other rights or plans affecting equity interests in Weeden; or (iv) contracts that place any restrictions of any kind upon the transfer of Weeden Interests.

 (c) Weeden does not own, directly or indirectly, any equity, partnership, membership or similar interest in, or any interest convertible into, exercisable for the purchase of or exchangeable for any such equity, partnership, membership or similar interest, or is under any current or prospective obligation to form or participate in, provide funds to, make any loan, capital contribution or other investment in or assume any liability or obligation of, any Person.
 (d) There are no bonds, debentures, notes or other Indebtedness having general voting rights (or exchangeable or convertible into or exercisable for securities having such rights) of Weeden issued and outstanding.
3.4 Authority; Non-Contravention; Governmental Approvals.
 (a) Authority. Sellers have all requisite power and authority to enter into and deliver this Agreement and each of the deliverables explicitly referenced in this Agreement (the “Ancillary Agreements”) to which such Seller is a party and to perform its obligations hereunder and thereunder and to consummate the Transaction. The execution, delivery and performance by each Seller of this Agreement and each of the Ancillary Agreements to which each Seller is a party and the consummation by such Seller of the Transaction have been duly and validly authorized by all requisite action on such Seller’s part and no other proceedings or approvals of any person is necessary in connection with the execution, delivery and performance of this Agreement and each of the Ancillary Agreements to which it is a party or the consummation of the Transaction. This Agreement and each of the Ancillary Agreements to which each Seller is a party have been duly executed and delivered by such Seller and, assuming the due authorization, execution and delivery hereof and thereof by each other Party, constitutes the legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, except as may be limited by (a) applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws from time to time in effect which affect creditors’ rights generally, or (b) legal and equitable limitations on the availability of specific remedies.
 (b) Non-Contravention. None of the execution, delivery or performance of this Agreement or any of the Ancillary Agreements to which it is a party by either Seller will, and the consummation of the Transaction will not, conflict with or result in any violation or breach of or default of (with or without notice or lapse of time or both) or payment of any amount, or give rise to a right of termination, cancellation, acceleration, modification or the creation of any obligation under, or require any notice under (any such violation, breach, default, payment, right of termination, cancellation, acceleration, modification, obligation or notice is referred to herein as a “Violation”), or result in the creation of any Lien, aside from (i) generally applicable transfer restrictions under (A) applicable Law related to federal and state securities, and (B) general business-organization laws of the applicable jurisdiction of formation; (ii) Liens caused or created by Purchaser; and (iii) inchoate statutory Liens for Taxes that are not yet due and payable, upon any Weeden Interests or any of the properties or assets of Weeden pursuant to any provision of (i) the Organizational Documents; (ii) any of the contracts of Weeden which require Weeden to pay in excess of $150,000 per year, aside from clearing agreements or arrangements with Pershing, Broadcort,  ICBC, and Goldman Sachs, which shall, for the avoidance of doubt, not be included in this representation; or (iii) any law, permit or any order of any Governmental Entity applicable to the Sellers or Weeden, except that the transactions contemplated hereby shall cause Weeden to cease to have the ability to use the name Weeden, or any variation thereof, and will require Weeden to change its name pursuant to that certain Trademark License Agreement by and between Weeden and Weeden & Co. L.P., dated February 24, 2019, as amended to date (the “License Agreement”).

 (c) Governmental Approvals.  Other than the FINRA Approval and approval by the Commodity Futures Trading Commission and the National Futures Association, no consent of any Governmental Entity is required to be made or obtained by the Seller or Weeden in connection with the execution, delivery and performance of this Agreement or the consummation by the Sellers of the Transaction, except for the following: filings subsequent to the Closing with state securities authorities in states in which Weeden is registered as a broker-dealer.
 (d) Closing Focus Report.  Sellers have delivered to Purchaser a true and complete copy of Weeden’s report pursuant to the SEC’s Rule 17a-5(a) for the period ended August 31, 2019 (the “Closing Focus Report”) which states that the members’ equity, at August 31, 2019 was equal to $4,124,996.29 (the “Member’s Equity”). The Closing Focus Report delivered to the Purchaser which included a computation of Member’s Equity was correctly and fairly stated in all material respects and was prepared in accordance with the applicable rules and regulations of the SEC.
 (e) Potential Litigation.  None of the Sellers nor Weeden is currently party to or subject of any litigation arising out of or based upon the Prior Purchase Agreement.
Except for the representations and warranties of the Sellers expressly set forth in this Article III of this Agreement, and in furtherance of the provisions of Article VI and not in limitation thereof, none of the Sellers, Weeden nor any other person or entity makes any other express or implied representation or warranty on behalf of the Sellers or Weeden or otherwise, in each case in respect of the Sellers, Weeden, the business of Weeden, and their respective assets and liabilities or otherwise.

ARTICLE 4
PURCHASER REPRESENTATIONS
The Purchaser hereby represents and warrant to the Sellers, subject to the limitations set forth herein, that the statements contained in this Article 4 are accurate, true and complete as of the date of this Agreement in all material respects and will be accurate, true and correct in all material respects as of the Closing Date, unless such statement is made as of a specific date:

4.1 Authority; Non-Contravention; Governmental Approvals.

 (a) Authority. Purchaser has all requisite power and authority to enter into and deliver this Agreement and each of the Ancillary Agreements to which Purchaser is a party and to perform its obligations hereunder and thereunder and to consummate the Transaction. The execution, delivery and performance by Purchaser of this Agreement and each of the Ancillary Agreements to Purchaser is a party and the consummation by Purchaser of the Transaction have been duly and validly authorized by all requisite action on Purchaser’s part and no other proceedings or approvals of any person is necessary in connection with the execution, delivery and performance of this Agreement and each of the Ancillary Agreements to which it is a party or the consummation of the Transaction. This Agreement and each of the Ancillary Agreements to which Purchaser is a party have been duly executed and delivered by Purchaser and, assuming the due authorization, execution and delivery hereof and thereof by each other Party, constitutes the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as may be limited by (a) applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws from time to time in effect which affect creditors’ rights generally, or (b) legal and equitable limitations on the availability of specific remedies.
 (b) Non-Contravention. None of the execution, delivery or performance of this Agreement or any of the Ancillary Agreements to which it is a party by Purchaser will, and the consummation of the Transaction will not, conflict with or result in any Violation or result in the creation of any Lien, aside from (i) generally applicable transfer restrictions under (A) applicable Law related to federal and state securities, and (B) general business-organization laws of the applicable jurisdiction of formation; and (ii) inchoate statutory Liens for Taxes that are not yet due and payable.
 (c) Governmental Approvals.  Other than FINRA 1017 approval, no consent of any Governmental Entity or another person is required to be made or obtained by the Purchaser in connection with the execution, delivery and performance of this Agreement or the consummation by Purchaser of the Transaction.
4.2    Securities.  Purchaser hereby acknowledges that Weeden’s equity is not registered under the Securities Act or registered or qualified for sale under any applicable securities Law of the United States or any other country or any state or province of the United States or any other country and cannot be resold without registration thereunder or exemption therefrom.  Purchaser is acquiring such equity for its own account as principal, for investment purposes and has no present intention to dispose of it, in whole or in part, or of any interest in it, to any other Person whether by public distribution or otherwise. Purchaser (i) has made its own inquiry and investigation into, and based thereon has formed an independent judgment concerning, Weeden and the equity being acquired; and (ii) has been furnished with or given adequate access to such information about Weeden, its businesses and operations, and the equity of Weeden as it has requested.  Purchaser has sufficient knowledge and experience in financial and business matters to enable it to evaluate the risks of investment in Weeden and has the ability to bear the economic risks of such investment, including the risk of loss associated therewith.    Purchaser confirms that Weeden and the Sellers have provided Purchaser and its representatives the opportunity to ask questions of the officers and management employees of Weeden and to acquire such additional information about the business and financial condition of the Weeden as the Purchaser has requested, and all such information has been received.

4.3 Financial Ability.  Purchaser will have on the Closing Date sufficient available funds to pay the Adjusted Purchase Price.
4.4 Independent Investigation.  In making the decision to enter into this Agreement and to consummate the transactions contemplated hereby, other than reliance on the representations, warranties, covenants and obligations of the Sellers set forth in Article 3 of this Agreement, Purchaser has relied solely on its own independent investigation, analysis and evaluation of  Weeden and its business (including Purchaser’s own estimate and appraisal of the value of the business of Weeden, financial condition, assets, operations and prospects of Weeden).  Purchaser confirms to the Sellers that the Purchaser is sophisticated and knowledgeable in both the industry and the business of Weeden and is capable of evaluating the matters set forth above.
4.5 Solvency.  Assuming (a) the accuracy of the representations and warranties in Article 3, (b) that the Sellers are in compliance in all material respects with their respective covenants set forth in this Agreement and the Prior Purchase Agreement and (c) satisfaction of the conditions to Purchaser’s obligations to consummate the transactions contemplated by this Agreement, or waiver of such conditions, immediately after giving effect to the transactions contemplated by this Agreement, Purchaser (a) shall be able to pay its debts as they become due; (b) shall have assets, the fair saleable value of which will, as of such date, exceed all of its contingent and other liabilities, as of such date; (c) shall have adequate capital to carry on its businesses.  No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either present or future creditors of Purchaser.

ARTICLE 5
CLOSING CONDITIONS; CLOSING DELIVERIES
5.1 Closing Conditions.
 (a) The obligations of the Purchaser and Seller to consummate the Transaction contemplated by this Agreement shall be subject to receipt of the FINRA Approval and legally required approval by the Commodity Futures Trading Commission and/or the National Futures Association.
 (b) The obligations of the Purchaser to consummate the Transaction are contingent upon (a) receipt of the items set forth in Section 5.2(a) below and (b) the representations and warranties of the Sellers contained in this Agreement being true and correct in all material respects on and as of the Closing Date, with the same force and effect as if made on and as of the Closing Date, except to the extent they relate to a specific date, and the Sellers having performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by the Sellers on or prior to the Closing Date.
 (c) The obligations of the Sellers to consummate the Transaction are contingent upon (a) receipt of the items set forth in Section 5.2(b) and (c) below and (b) the representations and warranties of the Purchaser contained in this Agreement being true and correct in all material respects on and as of the Closing Date, with the same force and effect as if made on and as of the Closing Date, except to the extent they relate to a specific date, and the Purchaser having performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by the Purchaser on or prior to the Closing Date.

5.2 Deliveries at Closing.  At or immediately prior to the Closing Date, the Parties shall, respectively, make the following deliveries:
 (a) Sellers shall deliver to Purchaser:
  (i)    good standing certificates of Weeden certified by the Secretary of State of Delaware and certificates from the Secretary of State or other appropriate official in each jurisdiction in which Weeden is qualified or admitted to do business as a foreign limited liability company to the effect that Weeden is duly qualified or admitted in good standing in such jurisdiction;

  (ii)    a cross receipt duly executed by Seller (the “Cross Receipt”) indicating receipt of the Purchase Price, as adjusted, from Purchaser;

  (iii)    an executed certificate of an officer of GP, dated the Closing Date, certifying the necessary resolutions of the Sellers and Weeden, authorizing the execution and performance of this Agreement and the other Ancillary Agreements and the transactions contemplated hereby and thereby and certifying that they have not been rescinded or amended;

  (iv)    originals of all books of account and other financial records, files, documents, data, instruments, controls, books and records relating to Weeden and the Weeden Business including the books and records required under Rules 17a-3 and 17a-4 of the Exchange Act, FINRA rules and regulations and other applicable Law (collectively, the “Books and Records”);

  (v) consents of LP required by Section 3.5 the Operating Agreement, to the transactions contemplated by the Agreement and Section 5.1 of the Operating Agreement, admitting the Purchaser as an additional member of Weeden;
  (vi) an executed certificate of a Seller certifying that the requirements of Section 5.1(b) have been satisfied; and
  (vii) this Agreement executed by the Sellers
If the Closing occurs, any closing conditions set forth in this Section 5.2(a) or Section 5.1(b) which have not been fully satisfied as of the Closing shall be deemed to have been fully waived by Purchaser.
 (b) Purchaser shall deliver to Sellers:
  (i) the Adjusted Purchase Price;
  (ii) the Cross Receipt, duly executed by Purchaser, indicating receipt of the Weeden Interests;

  (iii)    an executed certificate of an officer of Purchaser, dated the Closing Date, certifying the necessary resolutions of Purchaser, authorizing the execution and performance of this Agreement and the other Ancillary Agreements and the transactions contemplated hereby and thereby and certifying that they have not been rescinded or amended;

  (iv) an executed certificate of Purchaser certifying that the requirements of Section 5.1(c) have been satisfied; and
  (v) this Agreement executed by the Purchaser.
 (c) Purchaser shall deliver to the Deposit Escrow Agent:
  (i) Irrevocable instructions to pay and disburse the Deposit to the LP.

ARTICLE 6
INDEMNIFICATION
6.1 Indemnification of the Purchaser. Subject to the limitations set forth herein, the Sellers covenant and agree with the Purchaser that, regardless of any investigation made at any time by or on behalf of the Purchaser or any information the Purchaser may have, the Sellers shall, jointly and not severally, on a Pro Rata Basis, indemnify the Purchaser and each of its successors and assigns, and any of their respective agents, members, employees, representatives, officers, directors and managers (the “Purchaser Indemnified Parties”), and hold them harmless from, against and in respect of any and all costs, losses, Claims, liabilities, fines, penalties, damages and expenses which are caused by, result from or arise out of:
 (a) Any breach or default in the performance by the Sellers of any covenant or agreement of the Sellers contained in this Agreement;
 (b) Any breach of a representation or warranty made by the Sellers herein or in any schedule, certificate, exhibit or other document or instrument delivered to the Seller by or on behalf of the Sellers pursuant hereto; or
 (c) Any and all actions, suits, proceedings, claims, demands, judgments, compromises, assessments, settlements, costs and expenses (including reasonable legal fees and disbursements of counsel and court costs) incident to any of the foregoing (each a “Claim”).
6.2 Indemnification of the Sellers. In addition to its indemnification obligations pursuant to Sections 2.2(b) and (c), the Purchaser covenants and agrees with the Sellers that, regardless of any investigation made at any time by or on behalf of the Sellers or any information the Sellers may have, the Purchaser shall indemnify the Sellers and each of their respective successors and assigns, and any of their respective agents, members, employees, representatives, officers, directors and managers (the “Seller Indemnified Parties”) and hold them harmless from, against and in respect of any and all costs, losses, Claims, liabilities, fines, penalties, damages and expenses which are caused by, result from or arise out of:

 (a) Any breach or default in the performance by the Purchaser of any covenant or agreement of the Purchaser contained in this Agreement;
 (b) Any breach of a representation or warranty made by the Purchaser herein or in any schedule, certificate, exhibit or other document or instrument delivered to the Seller by or on behalf of the Purchaser pursuant hereto;
 (c) Any claim made against any Seller Indemnified Party in connection with or relating to any liability or obligation of the Purchaser (whether accrued absolute, contingent or otherwise) or Weeden with respect to Weeden or the Weeden Business;
 (d) Related to or arising out of any civil actions or proceedings, administrative investigations, actions or proceedings whether initiated by a Governmental Entity or otherwise, relating to or otherwise arising out of the transactions or occurrences or the factual predicate that formed the basis for the federal district court civil action captioned Securities and Exchange Commission v. Mark J. Varacchi, et al., Civil Action No. 3:17-cv-001155-KAD; or
 (e) Any and all Claims (including reasonable legal fees and disbursements of counsel and court costs) incident to any of the foregoing.
6.3 Right to Defend, Etc. If the facts giving rise to any such indemnification shall involve any actual Claim or demand by any third party against a Seller Indemnified Party or Purchaser Indemnified Party (in each case generally referred to as an “Indemnified Party”), the Party hereto from whom indemnification is sought (the “Indemnifying Party”), the Indemnified Party shall give notice as promptly as is reasonably practicable, but in any event no later than fifteen (15) business days after receiving written notice thereof, to the Indemnifying Party of the assertion of any Claim, or the commencement of any suit, action or proceeding, by any person or entity not a party hereto, in respect of which indemnity may be sought under this Agreement (which notice shall, to the extent such information is reasonably available, specify in reasonable detail the nature and amount of such claim together with such information as may be necessary for the Indemnifying Party to determine that the limitations in Section 6.5 have been satisfied or do not apply) and the Indemnifying Party shall be entitled to participate at its expense through counsel of its own choosing to defend or prosecute such claim at its expense and through counsel of its own choosing, in each case, as further described in this Section 6.3.  Notwithstanding the foregoing, (i) the failure to so notify the Indemnifying Party within such time shall not relieve such Indemnifying Party of any liability which it may have to any Indemnified Party unless and to the extent materially prejudiced by such delay; and (ii) the Indemnifying Party shall not be required to pay or reimburse the Indemnified Party for any costs or expenses associated with any counsel hired by the Indemnified Party prior to receipt of such notice by the Indemnifying Party. Upon receipt of such notice, the Indemnifying Party shall have the right to (a) participate in the defense of any such claim, suit, action or proceeding, and (b) upon notice to the Indemnified Party at any time during the course of any such claim, suit, action or proceeding, assume the defense thereof with counsel of its own choice, and in the event of such assumption, shall have the right, subject to the terms hereof, to settle or compromise such claim, suit, action or proceeding; provided, that the Indemnifying Party shall not be entitled to assume control of such defense without the consent of the Indemnified Party (not to be unreasonably withheld) if and to the extent provided any such action, suit, proceeding, or claim that seeks non-monetary relief, criminal penalties, or aggregate damages greater than the Indemnifying Party’s potential liability hereunder; provided, further, however, that if the defendants in any action shall include both an Indemnifying Party and an Indemnified Party and the Indemnified Party shall have been advised by its counsel that the counsel selected by the Indemnifying Party has a conflict of interest because of the availability of different or additional defenses to the Indemnified Party, the Indemnified Party shall have the right to select separate counsel to participate in the defense of such action on its behalf, at the expense of the Indemnifying Party; provided, further, however, that if there is more than one Indemnified Party, the Indemnifying Party shall only be required to pay the expense of one additional counsel other than its own. The Indemnified Party shall cooperate fully in the defense of such claim and shall make available to the Indemnifying Party pertinent information under its control relating thereto. If any Indemnifying Party assumes the defense of any such claim, the Indemnifying Party will hold the Indemnified Party harmless from and against any and all damages arising out of any settlement approved by such Indemnifying Party or any judgment in connection with such claim or litigation pursuant to this Article 6; subject to the limitation set forth in Section 6.5 hereof.   Any settlement or compromise made or caused to be made by the Indemnified Party or the Indemnifying Party as the case may be, of any such claim, suit, action or proceeding of the kind referred to in this Section 6.3 shall also be binding upon the Indemnifying Party or the Indemnified Party, as the case may be, in the same manner as if a final judgment or decree had been entered by a court of competent jurisdiction in the amount of such settlement or compromise; provided, that (a) no settlement, obligation, restriction or losses shall be imposed on the Indemnified Party as a result of such settlement or compromise without its prior written consent, which consent shall not be unreasonably withheld, and (b) the Indemnified Party will not compromise or settle any claim, suit, action or proceeding without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.  Whether or not the Indemnifying Party chooses to defend or prosecute any such claim, suit, action or proceeding, all of the parties hereto shall cooperate in the defense or prosecution thereof.

6.4 Special Rule For Fraud.  Notwithstanding anything in this Article 6, to the contrary, in the event of any breach of a representation or warranty by a Party that constitutes actual fraud with the intent to deceive, such Party's liability for breach of such representation or warranty shall survive the Closing and continue in full force and effect for the applicable statute of limitations, and the injured Party’s ability to recover damages relating thereto shall not be subject to any cap or other limitation.
Limitations on Liability .  Notwithstanding any other provision of this Agreement:
  (a)   Cap.  In no event shall (i) the aggregate liability of either Seller exceed its Pro Rata Amount of any costs, losses, Claims, liabilities, fines, penalties, damages and expenses otherwise indemnifiable pursuant to the terms hereof; or (ii) the aggregate costs, losses, Claims, liabilities, fines, penalties, damages and expenses indemnifiable by the Sellers under this Agreement exceed the amount of the Adjusted Purchase Price.
  (b)   Exclusive Remedy.  The sole and exclusive liability and responsibility of the Sellers to Purchaser Indemnified Parties under or in connection with this Agreement, any other documents delivered by the Sellers at Closing or the transactions contemplated hereby or thereby (including for any breach of or inaccuracy in any representation or warranty or for any breach of any covenant or obligation or for any other reason), and the sole and exclusive remedy of Purchaser Indemnified Parties with respect to any of the foregoing, shall be as set forth in this Article 6.  Notwithstanding the foregoing, nothing in this Article 6 shall prevent or restrict the right of any party to obtain injunctive relief or specific performance from a court of competent jurisdiction (including, without limitation, to cause the other Party hereto to consummate the transactions contemplated hereby on and subject to the terms and conditions of this Agreement).   To the extent that Purchaser Indemnified Parties or Weeden have any losses for which they may assert any other right to indemnification, contribution or recovery from the Sellers under this Agreement (except to the extent specifically provided for in the preceding sentence), any other documents delivered by the Sellers at Closing or under any common law or any statute, or otherwise), Purchaser hereby (i) waives, releases and agrees not to assert such right, and (ii) agrees to cause each of the Purchaser Indemnified Parties and Weeden to waive, release and agree not to assert such right.
  (c)   Negligence or Misconduct.  No Indemnifying Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to any Indemnified Party that is a prior officer or director of Weeden pursuant to this Agreement, if a court of competent jurisdiction has made a final, non-appealable finding, that a Claim (and related expenses) has resulted primarily from such Indemnified Party’s gross negligence or willful misconduct, such that the relevant losses or costs would not be indemnifiable or reimbursable under the DGCL if such action was taken by a Board of Director member of a Delaware corporation.

 (d)   Additional Limitations on Liability.
(i)     The amount payable by the Sellers pursuant to this Article 6 to any Purchaser Indemnified Party shall be reduced to the extent such amount is adequately reserved for in the Closing Date Balance Sheet.

(ii)     Neither the Purchaser nor any Purchaser Indemnified Party, nor the Seller nor any Seller Indemnified Party may avoid the limitations on liability set forth in this Section 6 by seeking damages for breach of contract, tort or pursuant to any other theory of liability.

6.6 Net Losses; Subrogation; Mitigation.
 (a) Notwithstanding anything contained herein to the contrary, the amount of any costs, losses, Claims, liabilities, fines, penalties, damages and expenses incurred or suffered by an Indemnified Party shall be calculated after giving effect to (i) any insurance proceeds received by the Indemnified Party (or any of its affiliates) with respect to such losses, Claims, liabilities, fines, penalties, damages and expenses, and (ii) any recoveries obtained by the Indemnified Party (or any of its affiliates) from any other third party.  Each Indemnified Party shall exercise commercially reasonable best efforts to obtain such proceeds, benefits and recoveries.  If any such proceeds, benefits or recoveries net of any expenses incurred by such Indemnified Party in collecting such amount are received by an Indemnified Party (or any of its Affiliates), with respect to any losses, Claims, liabilities, fines, penalties, damages and expenses after an Indemnifying Party has made a payment to the Indemnified Party with respect thereto, the Indemnified Party (or such affiliate) shall pay to the Indemnifying Party the amount of such proceeds, benefits or recoveries net of any expenses incurred by such Indemnified Party in collecting such amount (up to the amount of the Indemnifying Party’s payment).  With respect to any losses, Claims, liabilities, fines, penalties, damages and expenses incurred or suffered by an Indemnified Party, no liability shall attach to the Indemnifying Party in respect of any losses, Claims, liabilities, fines, penalties, damages and expenses to the extent that the same losses, Claims, liabilities, fines, penalties, damages and expenses have been recovered by the Indemnified Party from the Indemnifying Party, accordingly, the Indemnified Party may only recover once in respect of the same losses, Claims, liabilities, fines, penalties, damages and expenses.
 (b) Upon making any payment to an Indemnified Party in respect of any losses, Claims, liabilities, fines, penalties, damages and expenses, the Indemnifying Party shall, to the extent that such payment represents payment in full of such losses, Claims, liabilities, fines, penalties, damages and expenses, be subrogated to all rights of the Indemnified Party (and its affiliates) against any third party in respect of the losses, Claims, liabilities, fines, penalties, damages and expenses to which such payment relates.  Such Indemnified Party (and its affiliates) and Indemnifying Party shall execute upon request all instruments reasonably necessary to evidence or further perfect such subrogation rights.

 (c) Nothing in this Agreement in any way restricts or limits the general obligation at Law of an Indemnified Party to mitigate any loss which it may suffer or incur by reason of the breach by an Indemnifying Party of any representation, warranty, covenant or obligation of the Indemnifying Party under this Agreement, including by asserting claims against a third party or by otherwise qualifying for a benefit that would reduce or eliminate an indemnified matter.
 (d) To the extent that any breach of any representation or warranty contained in this Agreement or any other provision of this Agreement is capable of remedy, the Indemnified Party shall afford the Indemnifying Party a reasonable opportunity to remedy the matter complained of.
ARTICLE 7
TERMINATION
7.1 Termination. This Agreement may be terminated at any time prior to the Closing Date by:
 (a) the mutual written agreement of the Purchaser and the Sellers;
 (b) upon written notice to the other Parties by the Purchaser or the Sellers if there has not been a Closing within by the Termination Date (subject to payment as set forth in Section 1.2(d)); so long as party seeking to terminate is not then in breach of its obligations under this Agreement, which breach would prevent satisfaction of a condition set forth in (i) Section 5.1(b), in the case of an attempted termination by Purchaser, or (ii) Section 5.1(c), in the case of an attempted termination by the Sellers;
 (c) upon written notice from Purchaser to GP if any of the conditions precedent set forth in Section 5.1(a) and (b) shall have become incapable of fulfillment (and shall not have been waived by Purchaser), so long as, Purchaser is not then in breach of its obligations under this Agreement, which breach would prevent satisfaction of a condition set forth in Section 5.1(a) or (b); or
 (d) upon written notice from either Seller to Purchaser if (i) any of the conditions precedent set forth in Section 5.1(a) or (c) shall have become incapable of fulfillment (and shall not have been waived by the Sellers),  or (ii) Purchaser is incapable of fulfilling its obligation to make the payments described in Section 2, so long as, in the case of clause (i), none of the Sellers is then in breach of its respective obligations under this Agreement, which breach would prevent satisfaction of a condition set forth in Section 5.1(a) or (c).

 (e) Effect of Termination. In the event of the termination of this Agreement pursuant to this section, this Agreement shall become void and have no effect, without any liability to any person in respect hereof or of the transactions contemplated hereby on the part of any Party hereto, or any of its managers, officers, employees, agents, and members; except that, if this Agreement is terminated prior to a Closing, all further obligations of the parties under this Agreement shall become null and void and of no further force or effect, except that (i) Section 1.2(d) will survive, (ii) if this Agreement is terminated by a Party because of the breach of the Agreement by the other Party or because one or more of the conditions to the terminating Party’s obligations under this Agreement is not satisfied as a result of the other party’s failure to comply with its obligations under this Agreement, the terminating party’s right to pursue all legal remedies shall survive such termination unimpaired.
ARTICLE 8
MISCELLANEOUS
8.1 Governing Law; Waiver of Jury Trial. This Agreement shall be governed by and construed solely and exclusively in accordance with the internal laws of the State of New York without regard to the conflicts of laws principles thereof. The parties hereto hereby expressly and irrevocably agree that any suit or proceeding arising directly and/or indirectly pursuant to or under this Agreement shall be brought solely in a federal or state court located in the City, County and State of New York. By its execution hereof, the parties hereby covenant and irrevocably submit to the in personam jurisdiction of the federal and state courts located in the City, County and State of New York and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in New York City. The parties hereto expressly and irrevocably waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto. In the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other party hereto of all of its reasonable counsel fees and disbursements.  NO PARTY TO THIS AGREEMENT OR ANY ASSIGNEE, SUCCESSOR, HEIR OR PERSONAL REPRESENTATIVE OF A PARTY SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER LITIGATION PROCEDURE BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER AGREEMENTS OR THE DEALINGS OR THE RELATIONSHIP BETWEEN THE PARTIES.  NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION, IN WHICH A JURY TRIAL HAS BEEN WAIVED, WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT OR HAS NOT BEEN WAIVED.  THE PROVISIONS OF THIS SECTION 11.16 HAVE BEEN FULLY DISCUSSED BY THE PARTIES HERETO, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS.  NO PARTY HERETO HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY HERETO THAT THE PROVISIONS OF THIS SECTION 11.16 WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.
8.2 Entire Agreement; Amendment. This Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and supersedes all prior agreements and understandings relating thereto. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

8.3 Expenses. Each of the parties shall bear the expenses and legal fees incurred on their own behalf with respect to this Agreement and the transactions contemplated hereby, except as otherwise set forth herein.
8.4 Counterparts.  This Agreement and any amendments, waivers, consents, or supplements may be executed in one or more counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument.  This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.  Delivery of an executed counterpart of a signature page to this Agreement, any amendments, waivers, consents or supplements, by facsimile or email shall be as effective as delivery of a manually executed counterpart thereof.
8.5 Severability; Enforcement. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without such provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party. The parties hereto agree that irreparable damage for which money damages would not be an adequate remedy would occur in the event that any of the provision of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that, in addition to any other remedies a party may have at law or equity, the parties shall be entitled to seek an injunction of injunctions to prevent such breached of this Agreement and to enforce specifically the terms hereof.
8.6 Notices.  Any written notice to be given hereunder shall be given in writing and shall be deemed given:  (a) when received if given in person, (b) on the date of transmission if sent by facsimile, e-mail or other wire transmission (receipt confirmed), (c) three (3) days after being deposited in the U.S. mail, certified or registered mail, postage prepaid, (d) if sent domestically by a nationally recognized overnight delivery service, the first day following the date given to such overnight delivery service (specified for overnight delivery), and (e) if sent by an internationally recognized overnight delivery service, the second day following the date given to such overnight delivery service (specified for overnight delivery).  All notices shall be addressed as follows (or at such other address or telecopy numbers for a party as shall be specified by like notice):

If to either of the Sellers, to such parties at:

c/o Weeden Investors, LP
145 Mason St
Greenwich, CT 06830
 Attention:  Robert A. Cervoni
 Email:  rcervoni@weedeninvestors.com
 Telephone:  (917)971-8151

with a copy to (which shall not constitute notice):

Finn Dixon & Herling LLP
Six Landmark Square
Stamford, Connecticut 06901
Attention:  Neil Ruben
Telephone:  (203) 325-5000
Fax:  (203) 325-5001
Email:  nruben@fdh.com

If to Purchaser, addressed as follows:

Siebert Financial Corp.
120 Wall Street
New York, NY 10005
Attention:  Andrew Reich
Telephone:  (310) 385-1861
Email:  areich@siebertnet.com

with a copy to (which shall not constitute notice):

Gusrae Kaplan Nusbaum PLLC
120 Wall Street
New York, NY 10005
Attention:  Martin H. Kaplan
Telephone:  (212) 269-1400
Email:  mkaplan@gusraekaplan.com

8.7    Assignment.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns; provided, that no assignment of either party’s rights or obligations may be made without the written consent of the other party and any such assignment shall provide that the assigning party will continue to be bound by all obligations hereunder as if such assignment had not occurred and perform such obligations to the extent that its assignee fails to do so.  Notwithstanding the foregoing, this Agreement may be assigned by a party (the “Assigning Party”) after Closing without the consent of the other party (the “Non-assigning Party”) to an affiliate of the Assigning Party but only to the extent such assignment is to an assignee/affiliate that is able to comply with the obligations set forth in this Agreement (financial or otherwise), provided that advance notice of the assignment is given to the Non-assigning Party, such affiliate enters into a written agreement with the Non-assigning Party to be bound by the provisions of this Agreement in all respects and to the same extent as the Assigning Party is bound and that the Assigning Party will continue to be bound by all obligations hereunder as if such assignment had not occurred and perform such obligations to the extent that such affiliate fails to do so.

8.9    No Third Party Beneficiaries.  Except as set forth in Article VI, this Agreement is solely for the benefit of the parties hereto and those persons specifically described herein, and, except as aforesaid, no provision of this Agreement shall be deemed to confer any remedy, claim or right upon any third party.  Without limiting the generality of the foregoing, the parties expressly confirm their agreement that, in addition to the Sellers and Purchaser, the other Seller Indemnified Parties and Purchaser Indemnified Parties, as the case may be, shall also enjoy the benefits of indemnities made herein which are expressly stated to be in their favor.  In this regard, the parties agree that such persons shall have the right to enforce those provisions directly against the applicable Indemnifying Party.
8.10   Disclaimer.  Except for the representations explicitly set forth in Article III herein, Purchaser agrees that Purchaser has not relied upon, and the Sellers and their respective affiliates, officers, partners and managers shall not have any liability with respect to, any information concerning Weeden not expressly represented and warranted to, or otherwise set forth in this Agreement, including, (a) any information regarding Weeden provided to Purchaser, including, without limitation, at any management presentation related to the transactions contemplated by this Agreement, (b) any information communicated by or made available through the data room process or otherwise to Purchaser, or (c) any financial projection or forecast relating to the Weeden.  With respect to any such projection or forecast delivered by or on behalf of either Seller to Purchaser, Purchaser acknowledges that (i) there are significant uncertainties inherent in such projections and forecasts; (ii) Purchaser is familiar with such uncertainties and takes full responsibility for making its own evaluation of the adequacy and accuracy of all such projections and forecasts; and (iii) Purchaser has significant knowledge as to the current and historic business, assets, operations, liabilities and prospects of Weeden.  Purchaser shall have no claim against either Seller (or any of its officers, managers, partners or employees), and the Sellers shall have no liability to Purchaser, with respect to any such disclaimed information or any financial projection or forecast relating to Weeden.  Except as set forth in Article 3 of this Agreement, Weeden and its assets and business shall be deemed “as is, where is” on the Closing Date.  This Agreement constitutes the complete agreement of the Parties with respect to the subject matter hereof and supersede all prior discussions, negotiations and understandings.
8.11   Provision Respecting Legal Representation.
(a)     Each of parties to this Agreement hereby agrees, on its own behalf and on behalf of its directors, managers, members, partners, officers, employees and affiliates, that Finn Dixon & Herling LLP may serve as counsel to each of the Sellers and their respective affiliates (individually and collectively, the “Seller Group”), on the one hand, and Weeden, on the other hand, in connection with negotiation, preparation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and that, following consummation of the transactions contemplated hereby, Finn Dixon & Herling LLP (or any successor thereof) may serve as counsel to either Seller, or any manager, member, partner, officer, employee or affiliate of either Seller, in connection with any litigation, claim or obligation arising out of or relating to this Agreement or the transactions contemplated by this Agreement notwithstanding such representation and each of the parties hereto hereby consents thereto and waives any conflict of interest arising therefrom, and each of such parties shall cause any Affiliate thereof to consent to waive any conflict of interest arising from such representation.

(b)     In furtherance of the foregoing, Purchaser hereby agrees that, in the event that a dispute arises after the Closing between the Purchaser and its subsidiaries on the one hand, and the Seller Group on the other hand, Finn Dixon & Herling LLP may represent the Seller Group in such dispute even though the interests of the Seller Group may be directly adverse to the Purchaser, and its subsidiaries, and even though Finn Dixon & Herling LLP may have represented Weeden or either Seller in a matter substantially related to such dispute, or may be handling ongoing matters for Weeden or either Seller.  Purchaser further agrees that, as to all communications among Finn Dixon & Herling LLP, Weeden, and/or the Sellers that relate in any way to the transactions contemplated by this Agreement, the attorney-client privilege and the expectation of client confidence belongs to the Seller Group, and may be controlled by the Seller Group, and shall not pass to or be claimed by Purchaser.  Notwithstanding the foregoing, in the event that a dispute arises between the Purchaser or Weeden on the one hand and a third party other than the Sellers, on the other hand, Purchaser and Weeden may assert the attorney-client privilege to prevent disclosure of confidential communications to such third party; provided, however, that neither Purchaser, Weeden nor their affiliates may waive such privilege without the prior written consent of the Sellers.

[Signature page follows.]

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the day and year first above written.

PURCHASER:

SIEBERT FINANCIAL CORP.

By:	/s/ Andrew Reich
Name: Andrew Reich
Title: CFO

[Signature Page to Equity Interests Purchase Agreement]

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the day and year first above written.

SELLERS:

WEEDEN INVESTORS L.P.

By:	/s/ Robert A. Cervoni
Name: Robert A. Cervoni
Title: President and Treasurer

WEEDEN SECURITIES CORPORATION

By:	/s/ Robert A. Cervoni
Name: Robert A. Cervoni
Title: President and Treasurer

[Signature Page to Equity Interests Purchase Agreement]